Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 26, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in A. Schulman, Inc.’s Annual Report on Form 10-K for the year ended August 31, 2009.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Cleveland, Ohio
January 15, 2010